UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2012

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM

1179, Hamilton HM EX, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 7, 2012, Energy XXI (Bermuda) Limited (the “Company”) reported, pursuant to the disclosure requirements under Item 5.07 of Form 8-K, the final voting results for its 2012 Annual General Meeting of Shareholders (the “Annual Meeting”) in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (the “First Quarter Form 10-Q”). Subsequent to such report, the Company determined that it had misreported the “Votes Withheld” and overreported 400 “Votes For.” As such, the Company is filing this Current Report on Form 8-K to correct these immaterial inaccuracies in its final voting results.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 6, 2012, the Company held the Annual Meeting. The final results for the votes regarding Proposal No. 1 are set forth below.

PROPOSAL NO. 1: ELECTION OF CLASS I DIRECTORS

The Company’s shareholders voted to re-elect each of the following persons as Class I directors to serve for a three-year term expiring at the 2015 Annual General Meeting of Shareholders or until their successors are duly elected and qualified. The voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Paul Davison	61,377,757	1,509,075	8,211,602
Hill A. Feinberg	61,377,357	1,509,475	8,211,602

Please refer to the First Quarter Form 10-Q for the final voting results of the other proposals brought before the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited
By:	/s/ David West Griffin
Name:	David West Griffin
Title:	Chief Financial Officer

Date: November 15, 2012